Exhibit 99.1

CUSIP No. 74624M 10 2	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of common stock of Pure Storage, Inc.

Dated: February 12, 2018

REDPOINT VENTURES IV, L.P.
By its General Partner, Redpoint Ventures IV, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager

REDPOINT ASSOCIATES IV, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager

REDPOINT VENTURES IV, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager